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                                                                    Exhibit 21.1



                     LIST OF SUBSIDIARIES OF THE REGISTRANT

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
                                                         STATE OF INCORPORATION OR
SUBSIDIARY                                                       FORMATION
-------------------------------------------------------  ---------------------------
American Campus Communities, Inc.                                 Maryland
American Campus Communities Operating Partnership, LP             Maryland
RAP Student Housing Properties, LLC                               Delaware
American Campus Communities Services, Inc.                        Delaware
ACT-Village at Fresno State, LLC                                  Delaware
1772 Sweet Home Road, LLC                                         Delaware
SHP-The Village at Alafaya Club, LLC                              Delaware
SHP-The Village at Science Drive, LLC                             Delaware
SHP-The Village on University, LLC                                Delaware
ACC OP (Cityparc) LP                                              Delaware

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